NEWKIRK REALTY TRUST, INC.

ANNUAL REPORT ON FORM 10-K
FOR THE YEAR ENDED DECEMBER 31, 2005
Power of Attorney – Directors

     Each of the undersigned, a Director of Newkirk Realty Trust, Inc., a Maryland corporation (the “Company”), which anticipates filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”), does hereby constitute and appoint Peter Braverman, with full power of substitution and resubstitution, as attorney to sign for him and in his name the Form 10-K and any and all amendments and exhibits thereto, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to the Form 10-K, with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully to all intents and purposes as he could do if personally present, hereby ratifying and approving the acts of said attorney and any such substitute.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 7th day of March, 2006.

/s/ Clifford Broser

Clifford Broser

/s/ Harold First

Harold First

/s/ Richard Frary

Richard Frary

/s/ Isidore Mayrock

Isidore Mayrock

/s/ Lewis Meltzer

Lewis Meltzer

/s/ Laura Pomerantz

Laura Pomerantz

/s/ Miles Stuchin

Miles Stuchin

/s/ Steven Zalkind

Steven Zalkind